EXHIBIT 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Gregory P. Niesen, President and Chief Executive Officer, and Shelly Alltop, Executive Vice President and Chief Financial Officer, of MW Bancorp, Inc. (the “Registrant”), each hereby certify, in their capacity as an officer of the Registrant that he/she has reviewed the quarterly report of the Registrant on Form 10-Q for the quarter ended September 30, 2014 (the “Report”), and that to the best of his/her knowledge:

(1)	The Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

December 18, 2014	/s/Gregory P. Niesen
Date	Gregory P. Niesen
President and Chief Executive Officer

December 18, 2014	/s/Shelly Alltop
Date	Shelly Alltop
Executive Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Registrant and will be retained by the Registrant and furnished to the SEC or its staff upon request.